SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRIAD SYSTEMS CORP

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 2/27/97          169,900-            9.2500(3)

          GAMCO INVESTORS, INC.
                                 2/26/97          130,000-            9.9000
                                 2/24/97           18,800-            9.8125
                                 2/21/97           21,200-            9.8750
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.

          (3) THIS TRANSACTION WAS IN CONNECTION WITH THE TENDER OFFER BY COOPERATIVE COMPUTING INC. OCCURING ON FEBRUARY 27, 1997 DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D.

                                      29